NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Matt Downing/Julia Hornack
Mayfield Village, Ohio 44143	(440) 395-4222/(440) 395-2164
http://www.progressive.com

PROGRESSIVE REPORTS DECEMBER RESULTS AND ANNUAL DIVIDEND AMOUNT

MAYFIELD VILLAGE, OHIO -- January 28, 2015 -- The Progressive Corporation (NYSE:PGR) today reported the following results for December and the fourth quarter 2014:

	December			Fourth Quarter
(millions, except per share amounts and ratios; unaudited)	2014	2013	Change[1]	2014	2013	Change[1]

Net premiums written	$1,568.9	$1,194.0	31%	$4,613.6	$4,048.6	14%
Net premiums earned	$1,769.9	$1,339.8	32%	$4,942.6	$4,344.1	14%
Net income	$187.6	$89.9	109%	$370.2	$299.8	23%
Per share	$0.32	$0.15	112%	$0.63	$0.50	26%
Total pretax net realized gains (losses) on securities
(including net impairment losses)	$22.6	$26.2	(14) %	$26.2	$77.0	(66)%
Combined ratio	87.4	95.9	(8.5) pts.	90.9	93.8	(2.9) pts.
Average diluted equivalent shares	591.7	601.2	(2)%	591.9	602.4	(2)%

[1] Operating results include 5 weeks of activity for December 2014 and 14 weeks for the Fourth Quarter 2014, compared to
4 weeks and 13 weeks for the same periods in 2013. Excluding the additional week of activity, net premiums written growth would have been approximately 5% for the month and 6% for the fourth quarter, and net premiums earned growth would have been approximately 6% for both periods. See the "Monthly Commentary" for additional discussion.

(thousands; unaudited)	December	December	Change
	2014	2013
Policies in Force:
Agency – auto	4,725.5	4,841.9	(2) %
Direct – auto	4,505.5	4,224.2	7%
Total personal auto	9,231.0	9,066.1	2%
Total special lines	4,030.9	3,990.3	1%
Total Personal Lines	13,261.9	13,056.4	2%
Total Commercial Lines	514.7	514.6	0%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and recreational vehicles. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned and/or operated predominately by small businesses.

See the “Comprehensive Income Statements” and “Supplemental Information” for further month and year-to-date information and the "Monthly Commentary" at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENT
December 2014
(millions)
(unaudited)

	Current Month	Comments on Monthly Results[1]

Net premiums written	$1,568.9

Revenues:
Net premiums earned	$1,769.9
Investment income	37.8
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	0
Non-credit losses, net of credit losses recognized
on previously recorded non-credit OTTI losses	0
Net impairment losses recognized in earnings	0
Net realized gains (losses) on securities	22.6
Total net realized gains (losses) on securities	22.6
Fees and other revenues	33.0
Service revenues	5.9
Total revenues	1,869.2

Expenses:
Losses and loss adjustment expenses	1,215.7
Policy acquisition costs	144.4
Other underwriting expenses	220.6
Investment expenses	1.8
Service expenses	4.4
Interest expense	9.9
Total expenses	1,596.8

Income before income taxes	272.4
Provision for income taxes	84.8	Includes $6.3 million tax benefit related to dividends to be paid to our Employee Stock Ownership Plan (ESOP), which were declared in December.
Net income	187.6

Other comprehensive income, net of tax:
Net unrealized gains (losses) on securities:		`
Net non-credit related OTTI losses, adjusted for
valuation changes	0
Other net unrealized gains (losses) on securities	(38.2)
Total net unrealized gains (losses) on securities	(38.2)
Net unrealized gains on forecasted transactions	(0.1)
Foreign currency translation adjustment	(0.6)
Other comprehensive income (loss)	(38.9)
Total comprehensive income	$148.7

1Operating results include 5 weeks of activity. See the Monthly Commentary at the end of this release for additional discussion.
For a description of our financial reporting and accounting policies, see Note 1 to our 2013 audited consolidated financial statements included in our 2013 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
Year Ended December 2014
(millions)
(unaudited)

	Year[1]
	2014	2013	% Change

Net premiums written	$18,654.6	$17,339.7	8

Revenues:
Net premiums earned	$18,398.5	$17,103.4	8
Investment income	408.4	422.0	(3)
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	(7.9)	(6.0)	32
Non-credit losses, net of credit losses recognized
on previously recorded non-credit OTTI losses[2]	0	(0.1)	(100)
Net impairment losses recognized in earnings	(7.9)	(6.1)	30
Net realized gains (losses) on securities	232.1	324.5	(28)
Total net realized gains (losses) on securities	224.2	318.4	(30)
Fees and other revenues	309.1	291.8	6
Service revenues	56.0	39.6	41
Gains (losses) on extinguishment of debt	(4.8)	(4.3)	12
Total revenues	19,391.4	18,170.9	7

Expenses:
Losses and loss adjustment expenses	13,306.2	12,472.4	7
Policy acquisition costs	1,524.0	1,451.8	5
Other underwriting expenses	2,467.1	2,350.9	5
Investment expenses	18.9	18.8	1
Service expenses	50.9	38.8	31
Interest expense	116.9	118.2	(1)
Total expenses	17,484.0	16,450.9	6

Income before income taxes	1,907.4	1,720.0	11
Provision for income taxes	626.4	554.6	13
Net income	1,281.0	1,165.4	10

Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Net non-credit related OTTI losses, adjusted for
valuation changes	0	0.3	(100)
Other net unrealized gains (losses) on securities	74.9	84.0	(11)
Total net unrealized gains (losses) on securities	74.9	84.3	(11)
Net unrealized gains on forecasted transactions	(2.6)	(2.0)	30
Foreign currency translation adjustment	(0.9)	(1.6)	(44)
Other comprehensive income	71.4	80.7	(12)
Total comprehensive income	$1,352.4	$1,246.1	9

1Operating results for 2014 include 53 weeks of activity, compared to 52 weeks in 2013.
2A negative amount for the period reflects credit losses reclassified from other comprehensive income, which exceeded the amount of non-credit OTTI losses recognized in other comprehensive income during the period.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
December 2014
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of net income per share and comprehensive income per share:

	Current	Year
	Month	2014	2013

Net income	$187.6	$1,281.0	$1,165.4
Per share:
Basic	$0.32	$2.17	$1.95
Diluted	$0.32	$2.15	$1.93

Comprehensive income	$148.7	$1,352.4	$1,246.1
Per share:
Diluted	$0.25	$2.27	$2.06

Average shares outstanding - Basic	587.1	590.6	599.1
Net effect of dilutive stock-based compensation	4.6	4.2	4.5
Total equivalent shares - Diluted	591.7	594.8	603.6

The following table sets forth the investment results for the period:
	Current	Year
	Month	2014	2013
Fully taxable equivalent (FTE) total return:
Fixed-income securities	(0.1)%	3.2%	1.7%
Common stocks	(0.1)%	12.6%	32.8%
Total portfolio[1]	0%	4.5%	5.4%

Pretax annualized investment income book yield	2.6%	2.4%	2.6%

1For December, the total portfolio return includes the increase in fair value on our current investment in ARX, based on the terms of the stock purchase agreement entered into during the month. Excluding the change in fair value for all private investments, including ARX, the total portfolio return for December 2014, Full Year 2014 and 2013, would have been (0.1)%, 4.3%, and 5.2%, respectively.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
December 2014
($ in millions)
(unaudited)

Current Month
				Commercial
	Personal Lines Business			Lines	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$756.4	$663.1	$1,419.5	$149.4	$0	$1,568.9
% Growth in NPW[2]	25%	38%	31%	39%	NM	31%
Net Premiums Earned	$858.7	$733.1	$1,591.8	$178.1	$0	$1,769.9
% Growth in NPE[2]	28%	38%	32%	31%	NM	32%

GAAP Ratios
Loss/LAE ratio	68.5	71.6	69.9	55.8	NM	68.6
Expense ratio	19.1	18.1	18.7	19.4	NM	18.8
Combined ratio	87.6	89.7	88.6	75.2	NM	87.4

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$4.5
Current accident year						(10.1)
Calendar year actuarial adjustment	$(0.8)	$(2.2)	$(3.0)	$0.9	$(3.5)	$(5.6)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$4.5
All other development						6.4
Total development						$10.9

Calendar year loss/LAE ratio						68.6
Accident year loss/LAE ratio						69.2

Statutory Ratios
Loss/LAE ratio						68.6
Expense ratio						19.8
Combined ratio						88.4

1 The other businesses generated an operating loss of $3.6 million for the month, primarily reflecting reserve increases in our run-off businesses. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

2Excluding the extra week of activity during December 2014, growth would have been approximately:

				Commercial
	Personal Lines Business			Lines	Other	Companywide
	Agency	Direct	Total	Business	Businesses	Total
% Growth in NPW	0%	11%	4%	11%	NM	5%
% Growth in NPE	2%	10%	6%	5%	NM	6%

3 Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
Year Ended December 2014
($ in millions)
(unaudited)

Year
				Commercial
	Personal Lines Business			Lines	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$9,102.8	$7,656.4	$16,759.2	$1,895.4	$0	$18,654.6
% Growth in NPW[2]	5%	12%	8%	7%	NM	8%
Net Premiums Earned	$9,087.0	$7,474.0	$16,561.0	$1,837.5	$0	$18,398.5
% Growth in NPE[2]	6%	11%	8%	4%	NM	8%

GAAP Ratios
Loss/LAE ratio	72.8	74.2	73.4	61.7	NM	72.3
Expense ratio	19.7	20.1	19.9	21.1	NM	20.0
Combined ratio	92.5	94.3	93.3	82.8	NM	92.3

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$90.9
Current accident year						(81.3)
Calendar year actuarial adjustment	$(12.3)	$0.3	$(12.0)	$25.1	$(3.5)	$9.6

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$90.9
All other development						(66.8)
Total development						$24.1

Calendar year loss/LAE ratio						72.3
Accident year loss/LAE ratio						72.4

Statutory Ratios
Loss/LAE ratio						72.3
Expense ratio						19.8
Combined ratio						92.1

Statutory Surplus[4]						$6,442.8

NM = Not Meaningful

1 The other businesses generated an underwriting loss of $11.9 million.

2 The additional week of activity added approximately two percentage points to each of the written and earned premium growth rates for the year.

3 Represents adjustments solely based on our corporate actuarial reviews.

4 During December 2014, our insurance subsidiaries declared $362.7 million of dividends, net of capital contributions, to the parent holding company.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

December
2014
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $13,374.2)	$13,549.2
Equity securities:
Nonredeemable preferred stocks[1](cost: $590.4)	827.5
Common equities (cost: $1,289.2)	2,492.3
Short-term investments (amortized cost: $2,149.0)	2,149.0
Total investments[2,3]	19,018.0
Net premiums receivable	3,537.5
Deferred acquisition costs	457.2
Other assets[4]	2,774.9
Total assets	$25,787.6

Unearned premiums	$5,440.1
Loss and loss adjustment expense reserves[4]	8,857.4
Other liabilities[2]	1,992.7
Dividend payable[5]	404.1
Debt	2,164.7
Shareholders' equity	6,928.6
Total liabilities and shareholders' equity	$25,787.6

Common shares outstanding	587.8
Shares repurchased - December	0
Average cost per share	NM
Book value per share	$11.79
Trailing 12-month return on average shareholders' equity
Net income	19.1%
Comprehensive income	20.1%
Net unrealized pretax gains (losses) on investments	$1,572.2
Increase (decrease) from November 2014	$(58.7)
Increase (decrease) from December 2013	$115.3
Debt-to-total capital ratio	23.8%
Fixed-income portfolio duration	1.6
Weighted average credit quality	A+
Final 2014 Gainshare factor	1.32
NM = Not Meaningful

1 As of December 31, 2014, we held certain hybrid securities and recognized a change in fair value of $43.0 million as a realized gain during the period we held these securities.

2 At December 31, 2014, we had $31.3 million of net unsettled security transactions, including collateral on open derivative positions.

3 Includes $1.9 billion, net of unsettled security transactions, of investments in a consolidated, non-insurance, subsidiary of the holding company.

4 Loss and LAE reserves are stated gross of reinsurance recoverables on unpaid losses of $1,185.9 million, which are included in "other assets."

5 Amount based on estimated shares outstanding as of the record date of February 4, 2015. See Monthly Commentary for further discussion.

Monthly Commentary

•
Pursuant to our accounting calendar for 2014, the fourth quarter has 14 weeks of activity, with December being a 5-week month. Progressive operates on an accounting calendar that typically consists of a 52-week year, with 13-week quarters and a 4-week December. Under this calendar, we periodically recognize an additional week of activity, as is the case for 2014. Consequently, our annual, fourth quarter, and December periods for 2014 each include an additional week, which affects comparisons of those periods to prior years.

•
In December, we experienced lower loss ratios in our personal auto and Commercial Lines products, reflecting a decrease in loss frequency across most coverages, in part due to milder winter weather this year.

•
On December 16, 2014, we announced that we had agreed to acquire an additional 62% ownership stake in ARX Holding Corp., the parent company of American Strategic Insurance, our current provider of homeowners insurance in our "bundled" auto-homeowners insurance package offered through our Agency channel. On January 20, 2015, we received notice that the Federal Trade Commission granted early termination of the Hart-Scott-Rodino Act waiting period for this transaction. Additional conditions remain outstanding, including the approval of certain state insurance authorities, but we are still targeting an April 1 closing. The estimated cost of the acquisition is about $875 million.

•
On December 19, 2014, the Board of Directors declared an annual variable dividend to be paid on February 13, 2015, to shareholders of record at the close of business on February 4, 2015 (ex-dividend date of February 2, 2015). The amount of the annual variable dividend is $0.6862 per common share, or an estimated $404.1 million, and is reflected in our 2014 financial statements. The annual variable dividend was calculated using the following formula, as specified by the Board in its December dividend declaration:

		After-Tax		33 1/3%
Dividend		Underwriting	X	Target	X	Gainshare Factor
Amount Per	=	Income		Percentage
Share			Common Shares Outstanding on 12/31/14
Applying full year 2014 financial results, the annual variable dividend was calculated as follows:

		$916.7 million	X	33 1/3%	X	1.32
$0.6862/share	=	587.8 million Common Shares

•
On January 26, 2015, we issued $400 million of 3.70% Senior Notes due 2045 (the “Senior Notes”). We received proceeds of $394.9 million, after deducting underwriter’s discounts and commissions, and incurred an estimated $0.8 million of additional expenses related to the issuance.  If we adjusted our year-end results to give effect to this transaction, our debt-to-total capital ratio would have been 27.0%. In addition, upon issuance of the Senior Notes, we closed a forecasted debt issuance hedge, which was entered into to hedge against a possible rise in interest rates, and will recognize a $12.9 million pretax loss ($8.4 million after tax) as part of other comprehensive income in our January results; the loss will subsequently be recognized as an adjustment to interest expense and amortized over the life of the Senior Notes.

Events
We plan to release January results on Wednesday, February 18, 2015, before the market opens.

We are currently scheduled to hold a one-hour conference call to address questions on Wednesday, March 4, 2015 at 9:00 a.m., eastern time, subsequent to the posting of our 2014 Shareholders’ Report online and the filing of our 2014 Annual Report on Form 10-K with the SEC. Registration for the teleconference and webcast will be available in February at
http://investors.progressive.com/phoenix.zhtml?c=81824&p=irol-calendar.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach it whenever, wherever, and however it’s most convenient—online at http://www.progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive offers insurance for personal and commercial autos and trucks, motorcycles, boats and recreational vehicles, as well as home insurance from select carriers. It’s the fourth largest auto insurer in the country, the largest seller of motorcycle insurance, and a leader in commercial auto insurance. Progressive also offers car insurance online in Australia at http://www.progressiveonline.com.au.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and Service Centers.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations; the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including reinsurers and other counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for the introduction of products to new jurisdictions, for requested rate changes and the timing thereof and for any proposed acquisitions; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments at the state and federal levels, including, but not limited to, matters relating to vehicle and homeowners insurance, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; weather conditions (including the severity and frequency of storms, hurricanes, floods, snowfalls, hail, and winter conditions); changes in driving patterns, including vehicle usage as influenced by the level of oil and gas prices, among other factors; our ability to accurately recognize and appropriately respond in a timely manner to changes in loss frequency and severity trends; technological advances; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession; our continued access to and functionality of third-party systems that are critical to our business; court decisions, new theories of insurer liability or interpretations of insurance policy provisions and other trends in litigation; changes in health care and auto and property repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.